© 2024 Wells Fargo Bank, N.A. All rights reserved. 4Q23 Financial Results January 12, 2024 Exhibit 99.3

24Q23 Financial Results • Provided products to help customers avoid overdraft fees and meet short-term cash needs: – Over 3.2 million Clear Access BankingSM accounts, our checking account with no overdraft fees – Originated over 350,000 new Flex Loan accounts; a digital only, small dollar, short-term credit product • Banking Inclusion Initiative: Introduced HOPE Inside Centers in 15 markets now supporting 57 retail branches that provide financial education workshops and free one-on-one coaching • Refurbished over 550 branches for our customers and employees • Exceeded our $150 million Special Purpose Credit Program (SPCP) commitment to advance racial equity in homeownership, helping customers refinance their mortgages to below market rate loans with reduced closing costs • Launched $10,000 Homebuyer AccessSM grants that will be applied toward the down payment for eligible homebuyers who currently live in or are purchasing homes in certain underserved communities • Continued to partner with auto dealers across the country to award payment-free vehicles and financial mentoring to combat-wounded veterans and Gold Star families through Military Warriors Support Foundation’s Transportation4Heroes program • Entered into a strategic relationship with Centerbridge Partners to create Overland Advisors, which is focused on direct lending to middle market customers in Commercial Banking, thereby expanding their financing options Actively helped our customers and communities in 2023 Supporting our Customers • Continued enhancing the Wells Fargo Mobile® app for consumer and small business customers – 29.9 million mobile active customers1 with more mobile adoption momentum, adding 1.6 million mobile active customers in 2023 • Full rollout of FargoTM, our AI-powered virtual assistant that includes a Spanish- language capability, which had over 21.3 million interactions • Launched LifeSync®, our personalized digital approach to aligning customers' goals with their money, to all consumer customers • Relaunched WellsTrade®, our do-it-yourself investing platform, making it easier for customers to invest by expanding capabilities and streamlining the account opening process • Launched two Choice Hotels co-branded Mastercard credit cards • Expanded capabilities of VantageSM, our digital banking platform, to all Commercial Banking and Corporate and Investment Banking clients of the prior web version, as well as added new clients to the platform • Launched Vantage ConnectSM, a new embedded finance solution, and delivered 25+ new or significantly enhanced APIs throughout 2023 • Launched a single instant payments API which brings interoperability and simplicity to instant payments by providing a single solution for both FedNow Instant and TCH Real-Time Payments (RTP) New Digital and Product Offerings Amounts in the bullets are for full year 2023, unless otherwise noted. 1. Mobile active customers is the number of consumer and small business customers who have logged on via a mobile device in the prior 90 days.

34Q23 Financial Results • Renewable Energy & Environmental Finance Group provided nearly $2.4 billion in financing for wind and solar projects, which included the first‑of‑its‑kind tax equity transaction for a large offshore wind project in Massachusetts • Reported our progress of ~$129 billion in sustainable finance activities during the calendar years 2021 and 2022, representing ~26% of our goal to deploy $500 billion in sustainable finance by 2030 • Released a supplement to CO2eMissionSM, Wells Fargo’s net-zero alignment and target-setting methodology, which included our 2030 portfolio targets for three additional sectors — Automotive, Steel, and Aviation • Set refreshed operational sustainability goals for 2030. These goals include reducing greenhouse gas emissions from 2019 levels by 70%, energy usage and waste by 50%, and water usage by 45%; and transitioning to long-term contracts for new renewable sources to match 100% of annual purchased electricity needs Actively helped our customers and communities in 2023 Amounts in the bullets are for full year 2023, unless otherwise noted. 1. Information provided by a third party and, thus, Wells Fargo cannot independently verify the accuracy of this information. Supporting Sustainability Supporting Diversity, Equity, and Inclusion (DE&I) • Published our second annual Diversity, Equity, and Inclusion (DE&I) Report highlighting internal progress and external work supporting underserved communities • Completed and published a third-party racial equity assessment • Hired our first ever Chief Accessibility Officer to enhance focus on accessibility for both customers and employees • Growing and sustaining initiatives focused on increasing diverse representation, career development and mobility, and retention, including Glide - Relaunch returnship and Building Organizational Leadership Diversity (BOLD) program • Continued our commitment to spend with diverse suppliers Additional Actions to Support Our Communities • Donated approximately $300 million to over 3,000 nonprofits in support of housing, small business, financial health, sustainability and other community needs • Strengthened local communities through ~800,000 hours of volunteer service from Wells Fargo employees • Enabled 2,500 homebuyers of color in eight markets across the U.S. through our Wealth Opportunities Restored through Homeownership (WORTH) program1 • Expanded our commitment to housing affordability through another $20 million breakthrough challenge to advance ideas addressing the need for more affordable homes • Announced the Invest Native Initiative, a $20 million commitment to advance economic opportunities in Native communities, and have already announced nearly $11 million in grants to 28 organizations across six states • Committed $25 million for UnidosUS community-focused programs and nonprofit affiliate partners to advance Latino homeownership, of which $10 million will support the development of the HOME (Home Ownership Means Equity) initiative • Announced a 10-year strategic partnership with T.D. Jakes Group that could result in up to $1 billion in capital and financing, as well as grants, to build inclusive communities • Empowered 203,000 small businesses to keep or create 254,000 jobs through our Open for Business Fund (2020-June 2023). 72% of owners identified as being low-to-moderate income, and 53% were women-owned small businesses1 • Selected ~$10 million in grants for projects that prepare communities of color to access federal Inflation Reduction Act funding to both increase climate resilience and lower greenhouse gas emissions

4Q23 results

WELLS FARGO

Financial Results

ROE: 7.6%
ROTCE: 9.0%[1]
Efficiency ratio: 77%[2]

- Net income of $3.4 billion, or $0.86 per diluted common share, included:

($ in millions, except EPS)	**Pre-tax Income**	**EPS**
Federal Deposit Insurance Corporation (FDIC) special assessment	($1,931)	($0.40)
Severance expense for planned actions	(969)	(0.20)
Discrete tax benefits related to the resolution of prior period tax matters	621	0.17

- Revenue of $20.5 billion, up 2%
  - Net interest income of $12.8 billion, down 5%
  - Noninterest income of $7.7 billion, up 17%
- Noninterest expense of $15.8 billion, down 2%
- Pre-tax pre-provision profit[3] of $4.7 billion, up 22%
- Effective income tax rate of (3.0)% included $621 million of discrete tax benefits
- Average loans of $938.0 billion, down 1%
- Average deposits of $1.3 trillion, down 3%

Credit Quality

- Provision for credit losses[4] of $1.3 billion
  - Total net loan charge-offs of $1.3 billion, up $692 million, with net loan charge-offs of 0.53% of average loans (annualized)
  - Allowance for credit losses for loans of $15.1 billion, up $1.5 billion

Capital and Liquidity

CET1 ratio: 11.4%[5]
LCR: 125%[6]
TLAC ratio: 25.0%[7]

- CET1 capital of $140.8 billion[5]
- CET1 ratio of 11.4% under the Standardized Approach and 12.7% under the Advanced Approach[5]
- Liquidity coverage ratio (LCR) of 125%[6]

Comparisons in the bullet points are for 4Q23 versus 4Q22, unless otherwise noted.

1. Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 23.
2. The efficiency ratio is noninterest expense divided by total revenue.
3. Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle.
4. Includes provision for credit losses for loans, debt securities, and other financial assets.
5. The Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach is our binding CET1 ratio. See page 25 for additional information regarding CET1 capital and ratios. CET1 is a preliminary estimate.
6. Liquidity coverage ratio (LCR) represents average high-quality liquid assets divided by average projected net cash outflows, as each is defined under the LCR rule. LCR is a preliminary estimate.
7. Represents total loss absorbing capacity (TLAC) divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC is a preliminary estimate.

4Q23 Financial Results
4

54Q23 Financial Results Capital and liquidity Capital Position • Common Equity Tier 1 (CET1) ratio of 11.4%1 at December 31, 2023 remained above our regulatory minimum and buffers of 8.9%2 • CET1 ratio up ~80 bps from 4Q22 and up ~40 bps from 3Q23, which included: – An increase in accumulated other comprehensive income driven by lower interest rates and tighter mortgage-backed securities (MBS) spreads, which resulted in increases in the CET1 ratio of 11 bps from 4Q22 and 26 bps from 3Q23 Capital Return • Period-end common shares outstanding down 234.9 million, or 6%, from 4Q22 – $2.4 billion in gross common stock repurchases, or 51.7 million shares, in 4Q23 – Issued 12.6 million shares of common stock in 4Q23 predominantly associated with annual company contributions to our 401(k) plan • 4Q23 common stock dividend of $0.35 per share Total Loss Absorbing Capacity (TLAC) • As of December 31, 2023, our TLAC as a percentage of total risk-weighted assets was 25.0%3 compared with the required minimum of 21.5% Liquidity Position • Strong liquidity position with a 4Q23 liquidity coverage ratio4 of 125% which remained above our regulatory minimum of 100% 10.6% 10.8% 10.7% 11.0% 11.4% 4Q22 1Q23 2Q23 3Q23 4Q23 Estimated 1. The Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach is our binding CET1 ratio. See page 25 for additional information regarding CET1 capital and ratios. 4Q23 CET1 is a preliminary estimate. 2. Includes a 4.50% minimum requirement, a stress capital buffer of 2.90%, and a G-SIB capital surcharge of 1.50%. 3. Represents total loss absorbing capacity (TLAC) divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC is a preliminary estimate. 4. Liquidity coverage ratio (LCR) represents average high-quality liquid assets divided by average projected net cash outflows, as each is defined under the LCR rule. 4Q23 LCR is a preliminary estimate. 8.9% Regulatory Minimum and Buffers2 Common Equity Tier 1 Ratio under the Standardized Approach1

4Q23 earnings

WELLS FARGO

$ in millions, except per share data	Quarter ended 4Q23	3Q23	4Q22	$ Change from 3Q23	4Q22	Year ended 2023	2022	$ Change from 2022
Net interest income	$12,771	13,105	13,433	($334)	(662)	$52,375	44,950	$7,425
Noninterest income	7,707	7,752	6,601	(45)	1,106	30,222	29,418	804
Total revenue	20,478	20,857	20,034	(379)	444	82,597	74,368	8,229
Net charge-offs	1,258	864	560	394	698	3,450	1,609	1,841
Change in the allowance for credit losses	24	333	397	(309)	(373)	1,949	(75)	2,024
Provision for credit losses[1]	1,282	1,197	957	85	325	5,399	1,534	3,865
Noninterest expense	15,786	13,113	16,186	2,673	(400)	55,562	57,205	(1,643)
Pre-tax income	3,410	6,547	2,891	(3,137)	519	21,636	15,629	6,007
Income tax expense (benefit)	(100)	811	(29)	(911)	(71)	2,607	2,251	356
Effective income tax rate (%)	*(3.0)%*	*12.3*	*(0.9)*	(1,532) bps	(206)	*12.0 %*	*14.1*	(210) bps
Net income	**$3,446**	**5,767**	**3,155**	**($2,321)**	**291**	**$19,142**	**13,677**	**$5,465**
Diluted earnings per common share	$0.86	1.48	0.75	($0.62)	0.11	$4.83	3.27	$1.56
Diluted average common shares (# mm)	3,657.0	3,680.6	3,832.7	(24)	(176)	3,720.4	3,837.0	(117)
Return on equity (ROE)	7.6 %	13.3	7.1	(568) bps	52	11.0 %	7.8	322 bps
Return on average tangible common equity (ROTCE)[2]	9.0	15.9	8.5	(694)	48	13.1	9.3	381
Efficiency ratio	77	63	81	1,421	(371)	67	77	(965)

1. Includes provision for credit losses for loans, debt securities, and other financial assets.
2. Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 23.

4Q23 Financial Results 6

Credit quality: net loan charge-offs

Provision for Credit Losses[1] and Net Loan Charge-offs *($ in millions)*


957
560
0.23%
1,207
604
0.26%
1,713
764
0.32%
1,197
850
0.36%
1,282
1,252
377
CRE net loan charge-offs
0.53%
4Q22
1Q23
2Q23
3Q23
4Q23
Provision for Credit Losses1
Net Loan Charge-offs
Net Loan Charge-off Ratio

- Commercial net loan charge-offs up $284 million from 3Q23 to 34 bps of average loans (annualized) reflecting a $284 million increase in commercial real estate (CRE) net loan charge-offs
  - CRE net loan charge-offs of $377 million, or 99 bps of average loans (annualized), driven by CRE office net loan charge-offs
- Consumer net loan charge-offs up $118 million to 79 bps of average loans (annualized) reflecting a $100 million increase in credit card net loan charge-offs and a $19 million increase in other consumer net loan charge-offs, partially offset by $8 million lower auto net loan charge-offs
- Nonperforming assets of $8.4 billion, up $264 million, or 3%, driven by higher CRE nonaccrual loans, partially offset by lower residential mortgage nonaccrual loans
  - CRE nonaccrual loans of $4.2 billion, up $325 million driven by a $567 million increase in CRE office nonaccrual loans

Comparisons in the bullet points are for 4Q23 versus 3Q23.
1. Includes provision for credit losses for loans, debt securities, and other financial assets.

4Q23 Financial Results
7

Credit quality: allowance for credit losses for loans

WELLS FARGO

Allowance for Credit Losses for Loans *($ in millions)*



13,609
6,653
1.42%
6,956
13,705
6,481
1.45%
7,224
14,786
6,705
1.56%
8,081
15,064
6,754
1.60%
8,310
15,088
6,676
1.61%
8,412
4Q22
1Q23[1]
2Q23
3Q23
4Q23
Commercial
Consumer
Allowance coverage for total loans

- Allowance for credit losses for loans (ACL) up, driven by credit card and commercial real estate loans, partially offset by a lower allowance for auto loans. The change in ACL also included higher net loan charge-offs for commercial real estate office loans and credit card loans
- CRE Office ACL of $2.5 billion, down $75 million
  - CRE Office ACL as a % of loans of 7.9%, stable with 3Q23
    - Corporate and Investment Banking (CIB) CRE Office ACL as a % of loans of 11.0%, up from 10.8%

CRE Allowance for Credit Losses (ACL) and Nonaccrual Loans, as of 12/31/23

($ in millions)	Allowance for Credit Losses	Loans Outstanding	ACL as a % of Loans	Nonaccrual Loans
CIB CRE Office	$ 2,279	20,694	11.0%	$ 3,236
All other CRE Office	205	10,832	1.9	121
Total CRE Office	**2,484**	**31,526**	**7.9**	**3,357**
All other CRE	1,455	119,090	1.2	831
Total CRE	**$ 3,939**	**150,616**	**2.6%**	**$ 4,188**

Comparisons in the bullet points are for 4Q23 versus 3Q23.
1. On 1/1/2023, we adopted the Troubled Debt Restructuring (TDR) accounting standard which removed $429 million of ACL with an offset directly to retained earnings.

4Q23 Financial Results
8

Loans and deposits

WELLS FARGO

Average Loans Outstanding *($ in billions)*



948.5
948.7
945.9
943.2
938.0
396.3
395.5
392.9
391.7
389.7
5.13%
5.69%
5.99%
6.23%
6.35%
552.2
553.2
553.0
551.5
548.3
4Q22
1Q23
2Q23
3Q23
4Q23
Commercial Loans
Consumer Loans
Total Average Loan Yield

- Average loans down $10.5 billion, or 1%, year-over-year (YoY) driven by declines in most loan categories, partially offset by higher credit card loans
- Total average loan yield of 6.35%, up 122 bps YoY and up 12 bps from 3Q23 reflecting the impact of higher interest rates
- Period-end loans of $936.7 billion, down $19.2 billion, or 2%, YoY, and down $5.7 billion from 3Q23

Average Deposits *($ in billions)*



1,380.5
42.1
142.2
156.2
175.4
864.6
1,356.7
60.7
126.6
157.6
170.5
841.3
1,347.4
84.7
112.4
160.3
166.7
823.3
1,340.3
113.9
107.5
157.2
160.6
801.1
1,340.9
122.9
102.1
173.1
163.3
779.5
4Q22
1Q23
2Q23
3Q23
4Q23
Corporate
Wealth and Investment Management
Corporate and Investment Banking
Commercial Banking
Consumer Banking and Lending

- Average deposits down $39.6 billion, or 3%, YoY reflecting consumer deposit outflows on consumer spending, as well as customer migration to higher yielding alternatives; up $609 million from 3Q23
- Period-end deposits down $25.8 billion, or 2%, YoY; up $4.2 billion from 3Q23 driven by higher Corporate and Investment Banking deposits

Period-End Deposits *($ in billions)*

		4Q23	vs 3Q23	vs 4Q22
Consumer Banking and Lending	$	782.3	(2)%	(9)%
Commercial Banking		162.5	1	(7)
Corporate and Investment Banking		185.2	14	18
Wealth and Investment Management		103.9	1	(25)
Corporate		124.3	(3)	129
Total deposits	**$**	**1,358.2**	**— %**	**(2)%**
Average deposit cost		**1.58 %**	**0.22**	**1.12**

4Q23 Financial Results

9

104Q23 Financial Results 13,433 13,336 13,163 13,105 12,771 Net Interest Income Net Interest Margin (NIM) on a taxable-equivalent basis 4Q22 1Q23 2Q23 3Q23 4Q23 2.92% Net interest income • Net interest income down $662 million, or 5%, from 4Q22 due to lower deposit and loan balances, partially offset by the impact of higher interest rates – 4Q23 MBS premium amortization was $136 million vs. $174 million in 4Q22 and $163 million in 3Q23 • Net interest income down $334 million, or 3%, from 3Q23 due to higher funding costs, including higher deposit costs reflecting both repricing and mix shifts, partially offset by the impact of higher interest rates Net Interest Income ($ in millions) 3.14% 3.20% 3.09% 3.03% 1. Includes taxable-equivalent adjustments predominantly related to tax-exempt income on certain loans and securities. 1

Noninterest expense



Noninterest Expense ($ in millions)
16,186
3,517
353[1]
8,062
4,254
4Q22
Total Personnel Expense of 8,415
13,676
267
9,415
3,994
1Q23
12,987
232
8,606
4,149
2Q23
13,113
329
8,627
4,157
3Q23
15,786
355
1,931
969[1]
8,212
4,319
4Q23
Total Personnel Expense of 9,181
Operating Losses
Personnel Expense
4Q23 FDIC Special Assessment
Non-personnel Expense

Headcount *(Period-end, '000s)*

4Q22	1Q23	2Q23	3Q23	4Q23
239	236	234	227	226

- Noninterest expense down $400 million, or 2%, from 4Q22
  - Operating losses down $3.2 billion
  - 4Q23 FDIC special assessment of $1.9 billion
  - Personnel expense up $766 million and included total severance expense of $1.1 billion, $969 million of which was for planned actions
  - Non-personnel expense up $65 million, or 2%, on higher technology and equipment expense, and advertising expense, partially offset by lower professional and outside services expense
- Noninterest expense up $2.7 billion, or 20%, from 3Q23
  - 4Q23 FDIC special assessment of $1.9 billion
  - Personnel expense up $554 million as $969 million of severance expense for planned actions was partially offset by lower benefits expense and incentive compensation, as well as the impact of efficiency initiatives
  - Non-personnel expense up $162 million, or 4%, on higher technology and equipment expense, as well as higher advertising and promotion expense, partially offset by lower professional and outside services expense

1. 4Q22 total severance expense of $353 million was primarily in Home Lending. 4Q23 total severance expense of $1.1 billion included $969 million for planned actions.

4Q23 Financial Results
11

Consumer Banking and Lending

WELLS FARGO

Summary Financials

$ in millions (mm)	4Q23	vs. 3Q23	vs. 4Q22
Revenue by line of business:			
Consumer, Small and Business Banking (CSBB)	$6,657	($8)	49
Consumer Lending:			
Home Lending	839	(1)	53
Credit Card	1,346	(29)	(7)
Auto	334	(26)	(79)
Personal Lending	343	2	40
Total revenue	**9,519**	**(62)**	**56**
Provision for credit losses	790	22	(146)
Noninterest expense	6,046	133	(1,042)
Pre-tax income	2,683	(217)	1,244
Net income	**$2,011**	**($162)**	**934**

Selected Metrics

		4Q23	3Q23	4Q22
Return on allocated capital[1]		17.6 %	19.1	8.3
Efficiency ratio[2]		64	62	75
Retail bank branches	#	4,311	4,355	4,598
Digital (online and mobile) active customers[3] (mm)		34.8	34.6	33.5
Mobile active customers[3] (mm)		29.9	29.6	28.3

- Total revenue up 1% YoY and down 1% from 3Q23
  - CSBB up 1% YoY as the impact of higher interest rates was partially offset by lower deposit balances
  - Home Lending up 7% YoY on improved mortgage banking results due to valuation losses on certain loans held for sale in 4Q22, partially offset by lower gain on sale margins and originations, as well as lower loan balances
  - Credit Card down 1% YoY driven by the impact of introductory promotional rates and higher rewards expense, partially offset by higher loan balances, including the impact of higher point of sale volume and new product launches; down 2% from 3Q23 as higher credit card rewards expense was partially offset by higher loan balances
  - Auto down 19% YoY driven by lower loan balances and loan spread compression; down 7% from 3Q23 driven by lower loan balances
  - Personal Lending up 13% YoY on higher loan balances
- Noninterest expense down 15% YoY on lower operating losses and personnel expense, as well as the impact of efficiency initiatives, partially offset by higher advertising expense; up 2% from 3Q23 on higher severance expense

Average Balances and Selected Credit Metrics

$ in billions	4Q23	3Q23	4Q22
Balances			
Loans	$333.5	335.5	338.0
Deposits	779.5	801.1	864.6
Credit Performance			
Net charge-offs as a % of average loans	1.01 %	0.85	0.62

1. Return on allocated capital is segment net income (loss) applicable to common stock divided by segment average allocated capital. Segment net income (loss) applicable to common stock is segment net income (loss) less allocated preferred stock dividends.
2. Efficiency ratio is segment noninterest expense divided by segment total revenue.
3. Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device, respectively, in the prior 90 days.

4Q23 Financial Results

12

134Q23 Financial Results Consumer Banking and Lending Mortgage Loan Originations ($ in billions) Auto Loan Originations ($ in billions) Credit Card POS Volume ($ in billions) Debit Card Point of Sale (POS) Volume and Transactions1 1. Debit card purchase volume and transactions reflect combined activity for both consumer and business debit card purchases. 14.6 6.6 7.8 6.4 4.5 8.2 5.6 7.7 6.4 4.5 Retail Correspondent Refinances as a % of Originations 4Q22 1Q23 2Q23 3Q23 4Q23 124.0 117.3 124.9 124.5 126.1 POS Volume ($ in billions) POS Transactions (billions) 4Q22 1Q23 2Q23 3Q23 4Q23 5.0 5.0 4.8 4.1 3.3 4Q22 1Q23 2Q23 3Q23 4Q23 32.3 30.1 34.0 35.2 37.1 4Q22 1Q23 2Q23 3Q23 4Q23 2.5 2.4 2.5 2.6 2.5 13% 16% 17% 16% 24% 6.4

144Q23 Financial Results Commercial Banking • Total revenue up 7% YoY and down 1% from 3Q23 – Middle Market Banking revenue up 6% YoY driven by the impact of higher interest rates and higher deposit-related fees driven by lower earnings credit rates, partially offset by lower deposit balances – Asset-Based Lending and Leasing revenue up 9% YoY due to the impact of higher interest rates and improved results on equity investments; down 2% from 3Q23 driven by lower revenue from renewable energy investments • Noninterest expense up 7% YoY on higher severance expense and operating costs, partially offset by the impact of efficiency initiatives; up 6% from 3Q23 driven by higher severance expense Summary Financials $ in millions 4Q23 vs. 3Q23 vs. 4Q22 Revenue by line of business: Middle Market Banking $2,196 ($16) 120 Asset-Based Lending and Leasing 1,172 (21) 99 Total revenue 3,368 (37) 219 Provision for credit losses 40 (12) 83 Noninterest expense 1,630 87 107 Pre-tax income 1,698 (112) 29 Net income $1,273 ($81) 35 Selected Metrics 4Q23 3Q23 4Q22 Return on allocated capital 19.0% 20.2 24.2 Efficiency ratio 48 45 48 Average loans by line of business ($ in billions) Middle Market Banking $119.0 120.5 119.7 Asset-Based Lending and Leasing 104.4 103.9 98.7 Total loans $223.4 224.4 218.4 Average deposits 163.3 160.6 175.4

Corporate and Investment Banking

WELLS FARGO

Summary Financials

$ in millions	4Q23	vs. 3Q23	vs. 4Q22
Revenue by line of business:			
Banking:			
Lending	$774	$53	181
Treasury Management and Payments	742	(5)	4
Investment Banking	383	(47)	66
Total Banking	1,899	1	251
Commercial Real Estate	1,291	(85)	24
Markets:			
Fixed Income, Currencies and Commodities (FICC)	1,122	(26)	187
Equities	457	(61)	178
Credit Adjustment (CVA/DVA) and Other	(8)	4	27
Total Markets	1,571	(83)	392
Other	(26)	(21)	(71)
Total revenue	**4,735**	**(188)**	**596**
Provision for credit losses	498	174	457
Noninterest expense	2,132	(50)	295
Pre-tax income	2,105	(312)	(156)
Net income	**$1,582**	**($234)**	**(110)**

Selected Metrics

	4Q23	3Q23	4Q22
Return on allocated capital	13.4 %	15.5	17.7
Efficiency ratio	45	44	44

- Total revenue up 14% YoY and down 4% from 3Q23
  - Banking revenue up 15% YoY driven by higher lending revenue, higher investment banking revenue on increased activity across all products, and stronger treasury management results reflecting the impact of higher interest rates and higher deposit balances
  - Commercial Real Estate revenue up 2% YoY reflecting the impact of higher interest rates, partially offset by lower loan and deposit balances; down 6% from 3Q23 driven by lower loan balances and lower capital markets revenue
  - Markets revenue up 33% YoY driven by higher revenue in structured products, equities, credit products, and commodities, partially offset by lower trading activity in rates products; down 5% from 3Q23 driven by seasonally lower trading activity across most asset classes
- Noninterest expense up 16% YoY driven by higher operating costs and higher personnel expense, including increased severance expense, partially offset by the impact of efficiency initiatives; down 2% from 3Q23 driven by lower operating costs, lower personnel expense, and the impact of efficiency initiatives, partially offset by higher severance expense

Average Balances *($ in billions)*

Loans by line of business	**4Q23**	**3Q23**	**4Q22**
Banking	$94.7	94.0	104.2
Commercial Real Estate	133.9	135.6	137.7
Markets	61.5	62.0	56.4
Total loans	$290.1	291.6	298.3
Deposits	173.1	157.2	156.2
Trading-related assets	203.9	204.4	189.2

4Q23 Financial Results

15

164Q23 Financial Results Wealth and Investment Management Summary Financials $ in millions 4Q23 vs. 3Q23 vs. 4Q22 Net interest income $906 ($101) (218) Noninterest income 2,754 59 183 Total revenue 3,660 (42) (35) Provision for credit losses (19) (9) (30) Noninterest expense 3,023 17 292 Pre-tax income 656 (50) (297) Net income $491 ($38) (224) Selected Metrics ($ in billions) 4Q23 3Q23 4Q22 Return on allocated capital 30.4% 32.8 31.9 Efficiency ratio 83 81 74 Average loans $82.2 82.2 84.8 Average deposits 102.1 107.5 142.2 Client assets Advisory assets 891 825 797 Other brokerage assets and deposits 1,193 1,123 1,064 Total client assets $2,084 1,948 1,861 • Total revenue down 1% YoY and down 1% from 3Q23 – Net interest income down 19% YoY driven by lower deposit balances as customers reallocated cash into higher yielding alternatives, as well as lower loan balances, partially offset by the impact of higher interest rates – Noninterest income up 7% YoY on higher asset-based fees driven by an increase in market valuations; up 2% from 3Q23 on higher commissions and brokerage fees due to higher transaction activity, as well as higher other fee income, partially offset by lower asset-based fees • Noninterest expense up 11% YoY on higher revenue-related compensation and severance expense, partially offset by the impact of efficiency initiatives

174Q23 Financial Results Corporate • Revenue decreased $345 million YoY – Net interest income down YoY due to higher deposit crediting rates paid to the operating segments – Noninterest income up YoY reflecting improved results in our affiliated venture capital business on lower impairments, partially offset by lower revenue in our legacy reinsurance business due to a gain in 4Q22 resulting from the adoption of a new accounting standard • Noninterest expense down YoY reflecting lower operating losses, partially offset by an FDIC special assessment and higher severance expense Summary Financials $ in millions 4Q23 vs. 3Q23 vs. 4Q22 Net interest income ($544) ($275) (622) Noninterest income 284 263 277 Total revenue (260) (12) (345) Provision for credit losses (27) (90) (39) Noninterest expense 2,955 2,486 (52) Pre-tax loss (3,188) (2,408) (254) Income tax benefit (1,339) (698) (210) Less: Net income from noncontrolling interests 62 96 300 Net loss ($1,911) ($1,806) (344)

2024 net interest income considerations

WELLS FARGO



2024 Net Interest Income Considerations
($ in billions)
Potential for ~7-9% decrease
$52.4
~(3%)
$50.7
~(4-6%)
GAAP Full Year 2023
4Q23 Annualized 1
Full Year 2024

- 2024 net interest income could potentially be ~7-9% lower than the full year 2023 level of $52.4 billion. Key assumptions include:
  - Lower rates in the recent implied rate curve negatively impact our modestly asset sensitive balance sheet positioning

Forward Rate Curve as of 1/5/24

Average rates	1Q24	2Q24	3Q24	4Q24
Fed Funds	5.30 %	4.96	4.54	4.16
10-year Treasury	4.04	4.03	4.02	4.02

  - Average loans expected to decline slightly; expect modest growth in commercial loans and credit card loans in the second half of the year
  - Reinvestment of securities run-off into higher-yielding assets
  - Expect further attrition in Consumer Banking and Lending deposits resulting in a continued shift to a higher percentage of interest bearing deposits
  - Deposits in all other operating segments (CB, CIB and WIM) expected to be relatively stable
  - Expectation that net interest income will trough towards the end of the year
  - Expectations assume the asset cap will remain in place for 2024
- Net interest income performance will ultimately be determined by a variety of factors, many of which are uncertain, including the absolute level of rates and the shape of the yield curve; deposit balances, mix and pricing; and loan demand

1. 4Q23 annualized net interest income of $50.7 billion reflects 2023 day count.

4Q23 Financial Results

18

2024 expense expectations

Building the right risk and control infrastructure to strengthen our Company remains our top priority



2024 Expense Expectations[1]
($ in billions)
$55.6
(1.9)
FDIC special assessment
$53.6
(1.3)
Expected lower severance expense
0.3
Expected revenue-related expense
0.0
Expected net other expense change
~$52.6
2023 Expense
2023 Expense (excluding FDIC special assessment)
2024 Outlook
Expected net other expense change details
$(2.7)
1.1
0.7
0.9
Efficiency initiatives
Incremental technology and equipment expense
Expected merit increases
Other

- Delivered ~$10 billion of gross expense saves in 2021-2023
- 2024 expense expectations
  - Lower severance expense
  - Higher revenue-related expense driven by Wealth and Investment Management
  - Continue making significant investments in our risk and control infrastructure, technology infrastructure, and businesses
- Efficiency initiatives include:
  - Branch footprint optimization
  - Technology driven efficiencies, including streamlining operations, increasing automation, and increasing digital infrastructure
  - Operational efficiencies from business optimization, process improvement, and process automation
  - Focus on third party spending across the enterprise
  - Continue to see more opportunities past 2024
- Incremental technology and equipment expense driven by amortization of capitalized technology investments and new hardware, software, and other non-labor technology expenses
- Other includes investments in hiring, branch upgrades, and marketing (see page 20)
- Currently anticipate ~$1.3 billion of ongoing business-related operating losses in 2024, such as fraud, theft, and other business as usual losses
  - As previously disclosed, we have outstanding litigation, regulatory, and customer remediation matters that could impact operating losses

1. Numbers in the chart do not add to the total due to rounding.

4Q23 Financial Results 19

204Q23 Financial Results Areas of focus for 2024 investments Consumer Lending • Plans to launch additional credit cards, including a new travel card, as part of our AutographSM suite of products • Plans to launch a new small business credit card • Continued improvements in core card capabilities (e.g., credit risk decision engine, digital self service for collections) • Continued modernization of auto loan and servicing systems • Continued investment supporting an increase in homeownership for underserved communities Corporate and Investment Banking • Hiring in priority sectors and products within investment banking and capital markets to support growth initiatives • Continued investments to enhance Banking and CRE’s technology platform, including investments related to digital lending transformation, new issue trade and bookbuild execution, and banker experience capabilities • Continued investment in foreign exchange (FX) to evolve the business from payments provider to market liquidity provider • Enhance and automate electronic trading platform to drive greater client experience and efficiency, and reduce operational risk • Enhance risk management capabilities and capital decision making across lines of business and Risk in line with expected higher institutional client volumes Commercial Banking • Improve lending systems and architecture through platform modernization and client migration • Enhancements to Vantage℠ , including modernizing experience across payments, FX, liquidity, and lending • Improve core payment product functionality to meet clients’ expanding needs • New sales enablement and client insights capabilities • Focused buildout of coverage in under-penetrated markets and industries • Enhancements to pricing and profitability capabilities to drive customer profitability and capital efficiency Wealth and Investment Management • Advisory GatewaySM rollout for all advisor platforms – new front end for advisors to better serve clients • New streamlined client and advisor experience to transact digitally for alternative investments • A modern unified managed account platform enabling advisors to seamlessly model and move assets across investment strategies • Streamlined account opening and money movement experience to reduce paper and time for our advisors and clients Firmwide / Risk & Control • Continue to build our risk and control infrastructure and remediate regulatory issues • Further enhancements to automated monitoring and response tools for cyber threats • Continued transition of applications to public/private cloud to increase scalability and improve speed to market • Construction and core infrastructure build out of four new data centers • Continued investment in, and research on, use cases for generating automation through artificial intelligence Consumer, Small and Business Banking • Continued investment in product and digital offerings, including further enhancements to Wells Fargo Mobile® app, FargoTM, LifeSync®, our personalized digital financial advice platform, and the launch of PazeSM, a new digital wallet offering from Early Warning Services (EWS) • Accelerated efforts to refurbish and modernize an additional ~850 branches • Targeted hiring in top priority branches to maximize the affluent opportunity and elevate client experience and engagement • Scale marketing efforts to drive customer acquisition and organic growth

4Q23 Return on tangible common equity (ROTCE)[1]

WELLS FARGO

We have made progress since 4Q20 improving our returns


8%
9%
4Q20 ROTCE
4Q23 ROTCE

4Q23 notable items:

($ in millions)	Pre-tax Income	ROE Impact[2]	ROTCE Impact[2]
FDIC special assessment	$ (1,931)	(3.5)%	(4.1)
Severance expense for planned actions	(969)	(1.8)	(2.1)
Discrete tax benefits	621	1.5	1.8

- 4Q20 ROE of 6.6% and 4Q20 ROTCE of 8.0%[1]
- 4Q23 ROE of 7.6% and 4Q23 ROTCE of 9.0%[1]

- **We have made progress since 4Q20 improving our returns and still believe we have an achievable path to a sustainable ROTCE of 15% over the medium term**
  - Our 4Q23 results were impacted by the notable items in the table and net interest income was higher than our long-term expectations
  - We believe we have multiple opportunities to improve our returns, including by:
    - Returning excess capital
    - Repositioning the home lending business
    - Improving profitability in our consumer credit card business, as near-term results are impacted by acquisition costs and allowance builds
    - Realizing returns on growth-related investments in fee businesses such as Corporate and Investment Banking and Wealth and Investment Management that should help fund additional investment

1. Tangible common equity and return on average tangible common equity are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" table on page 23.
2. See page 24 for the calculation of the impact of 4Q23 notable items to ROE and ROTCE.

4Q23 Financial Results

21

Appendix

Tangible Common Equity

WELLS FARGO

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY

We also evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than MSRs) and goodwill and other intangibles on investments in consolidated portfolio companies, net of applicable deferred taxes. One of these ratios is return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables management, investors, and others to assess the Company's use of equity.

The table below provides a reconciliation of this non-GAAP financial measure to GAAP financial measures.

($ in millions)		Quarter ended: Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2020	Year ended: Dec 31, 2023	Dec 31, 2022
Return on average tangible common equity:									
Net income applicable to common stock	(A)	$ 3,160	5,450	4,659	4,713	2,877	2,741	$ 17,982	12,562
Average total equity		185,853	184,828	184,443	184,297	182,621	185,444	184,860	183,167
Adjustments:									
Preferred stock[1]		(19,448)	(20,441)	(19,448)	(19,448)	(19,553)	(21,223)	(19,698)	(19,930)
Additional paid-in capital on preferred stock[1]		157	171	173	173	166	156	168	143
Unearned ESOP shares[1]		—	—	—	—	112	875	—	512
Noncontrolling interests		(1,664)	(1,775)	(1,924)	(2,019)	(2,185)	(887)	(1,844)	(2,323)
Average common stockholders' equity	(B)	164,898	162,783	163,244	163,003	161,161	164,365	163,486	161,569
Adjustments:									
Goodwill		(25,173)	(25,174)	(25,175)	(25,173)	(25,173)	(26,390)	(25,173)	(25,177)
Certain identifiable intangible assets (other than MSRs)		(124)	(137)	(140)	(145)	(160)	(354)	(136)	(190)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)[2]		(878)	(2,539)	(2,487)	(2,440)	(2,378)	(1,889)	(2,083)	(2,359)
Applicable deferred taxes related to goodwill and other intangible assets[3]		918	910	903	895	890	852	906	864
Average tangible common equity	(C)	$ 139,641	135,843	136,345	136,140	134,340	136,584	$ 137,000	134,707
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	7.6 %	13.3	11.4	11.7	7.1	6.6	11.0 %	7.8
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	9.0	15.9	13.7	14.0	8.5	8.0	13.1	9.3

1. In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
2. In third quarter 2023, we sold investments in certain private equity funds. As a result, we have removed the related goodwill and other intangible assets on investments in consolidated portfolio companies.
3. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period-end.

4Q23 Financial Results

23

244Q23 Financial Results Tangible Common Equity, continued Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY The table below provides a calculation of the impact of fourth quarter 2023 notable items to return on equity (ROE) and return on average tangible common equity (ROTCE). Quarter ended ($ in millions) December 31, 2023 Average common stockholders' equity (B) $ 164,898 Average tangible common equity (C) 139,641 Notable items: Pre-tax income Post-tax income1 (D) ROE Impact (D)/(B) ROTCE Impact (D)/(C) FDIC special assessment $ (1,931) (1,454) (3.5) % (4.1) Severance expense for planned actions (969) (730) (1.8) (2.1) Discrete tax benefits 621 621 1.5 1.8 1. Determined by applying the combined federal statutory rate and composite state income tax rates to notable items as applicable.

Common Equity Tier 1 under Basel III

WELLS FARGO

Wells Fargo & Company and Subsidiaries

RISK-BASED CAPITAL RATIOS UNDER BASEL III[1]

($ in billions)			Estimated Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Total equity[2]		$	**187.4**	182.4	182.0	183.2	182.2
Effect of accounting policy change[2]			**—**	—	—	—	(0.3)
Total equity (as reported)			**187.4**	182.4	182.0	183.2	181.9
Adjustments:							
Preferred stock			**(19.4)**	(19.4)	(19.4)	(19.4)	(19.4)
Additional paid-in capital on preferred stock			**0.1**	0.1	0.1	0.2	0.1
Noncontrolling interests			**(1.7)**	(1.7)	(1.8)	(2.1)	(2.0)
Total common stockholders' equity			**166.4**	161.4	160.9	161.9	160.6
Adjustments:							
Goodwill			**(25.2)**	(25.2)	(25.2)	(25.2)	(25.2)
Certain identifiable intangible assets (other than MSRs)			**(0.1)**	(0.1)	(0.1)	(0.1)	(0.2)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)[3]			**(0.9)**	(0.9)	(2.5)	(2.5)	(2.4)
Applicable deferred taxes related to goodwill and other intangible assets[4]			**0.9**	0.9	0.9	0.9	0.9
Current expected credit loss (CECL) transition provision[5]			**0.1**	0.1	0.1	0.1	0.2
Other			**(0.4)**	—	0.1	(0.6)	(0.4)
Common Equity Tier 1	(A)	$	**140.8**	136.2	134.2	134.5	133.5
Total risk-weighted assets (RWAs) under Standardized Approach	(B)		**1,231.5**	1,237.1	1,250.7	1,243.8	1,259.9
Total RWAs under Advanced Approach	(C)		**1,112.5**	1,130.8	1,118.4	1,117.9	1,112.3
Common Equity Tier 1 to total RWAs under Standardized Approach	(A)/(B)		**11.4 %**	11.0	10.7	10.8	10.6
Common Equity Tier 1 to total RWAs under Advanced Approach	(A)/(C)		**12.7**	12.0	12.0	12.0	12.0

1. The Basel III capital rules provide for two capital frameworks (the Standardized Approach and the Advanced Approach applicable to certain institutions), and we must calculate our CET1, Tier 1 and total capital ratios under both approaches.
2. In first quarter 2023, we adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2018-12. We adopted this ASU with retrospective application, which required revision of prior period financial statements. Prior period risk-based capital and certain other regulatory related metrics were not revised.
3. In third quarter 2023, we sold investments in certain private equity funds. As a result, we have removed the related goodwill and other intangible assets on investments in consolidated portfolio companies.
4. Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period-end.
5. In second quarter 2020, the Company elected to apply a modified transition provision issued by federal banking regulators related to the impact of CECL on regulatory capital. The rule permits certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses (ACL) under CECL for each period until December 31, 2021, followed by a three-year phase-out period in which the benefit is reduced by 25% in year one, 50% in year two and 75% in year three.

4Q23 Financial Results

25

264Q23 Financial Results Disclaimer and forward-looking statements Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Annual Report on Form 10-K for the year ended December 31, 2023, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our expectations regarding noninterest expense and our efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) our expectations regarding our mortgage business and any related commitments or exposures; (viii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (ix) future common stock dividends, common share repurchases and other uses of capital; (x) our targeted range for return on assets, return on equity, and return on tangible common equity; (xi) expectations regarding our effective income tax rate; (xii) the outcome of contingencies, such as legal actions; (xiii) environmental, social and governance related goals or commitments; and (xiv) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our fourth quarter 2023 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022.